Exhibit 99.2

LSEG STREETEVENTS

EDITED TRANSCRIPT

Q3 2024 LOGICMARK INC EARNINGS CALL

EVENT DATE/TIME: November 12, 2024 / 9:30PM UTC

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

CORPORATE PARTICIPANTS

●	Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

●	Mark Archer LogicMark Inc - Chief Financial Officer

CONFERENCE CALL PARTICIPANTS

●	Operator

●	Marla Marin Zacks Investment Research Inc - Analyst

PRESENTATION

Operator

Good afternoon, and thank you for participating in today’s third-quarter 2024 conference call. Chia-Lin Simmons, Chief Executive Officer and Mark Archer, Chief Financial Officer, are joining me from LogicMark today.

During this call, management will be making forward-looking statements, including statements that address LogicMark’s expectations for future performance or operational results, and anticipated product launches. Forward-looking statements involve risks and other factors that may cause actual results to differ materially from those statements.

For more information about these risks, please refer to the risk factors described in LogicMark’s most recently filed annual report on Form 10-K and subsequent periodic reports filed with the SEC and LogicMark’s press release that accompanies this call, particularly the cautionary statements in it.

Statements made on this call may include reference to non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934, including adjusted EBITDA which is reconciled to the most directly comparable GAAP financial measures.

Management believes that non-GAAP adjusted EBITDA provides investors with insight into the company’s overall operating performance. The content of this call contains time-sensitive information that is accurate only as of today, November 12, 2024. Except as required by law, LogicMark disclaims any obligation to publicly update or revise any information to reflect events or circumstances that occur after this call.

It is now my pleasure to turn the call over to Chia-Lin Simmons. Please go ahead.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you, Kathleen, and welcome, everyone. I’m pleased to share that we delivered improved third quarter financial results with double-digit gains in key metrics. Our $2.7 million of revenue reflects a 14% increase compared to the same period last year.

Gross profit improved by 13% to $1.8 million, and the gross margin was 67%, and a critical KPI we have maintained for the last six consecutive quarters. I want to congratulate our employees on their contribution to this progress. While we have much we can still accomplish, these numbers reflect our commitment to grow unit sales and operate efficiently. I believe our third quarter results also validate our go-to-market strategy.

LogicMark is now a software and hardware solutions provider, growing our footprint in personal safety and in emergency response systems. We’re making progress because of all the great work that our team has done through research and development, the creation of a tremendous intellectual property portfolio, new products and expanded sales and marketing efforts.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

Our Freedom Alert Mini has been well received with its many great features. These include patented superior fall detection technology, integrated geofencing to notify caregivers when the device exits the mapped boundary previously set as well as two-way communications for the 24/7 US-based customer care service that dispatches emergency services for support and care. It doesn’t end there.

The FA Mini has an extended battery life of 6 days, in the always-on mode and 30 days in a standby mode for fog detection. Also included is GPS location services which provide accurate location tracking for enhanced safety and a caretaker companion app, which offers emergency notifications, enables location monitoring and facilitates service on both iOS and Android. That’s a terrific set of features for the price.

Yesterday was Veterans Day, a time to honor the brave men and women who have faithfully served our country. We are privileged to continue working with the Veterans Administration to provide solutions that enhance many veterans’ quality of life.

Our recent partnership with Black Knight, a service-disabled, veteran-owned small business retailer further strengthens our commitment to the veteran community by expanding our sales and marketing channels to reach even more customers.

Service-disabled, veteran-owned small businesses also called SDVOSBs and other resellers like Black Knight play a vital role in the health care ecosystem, especially in making essential products like PERS and other assistive devices more accessible to a broader audience.

This new collaboration aligns seamlessly with our mission to deliver innovative solutions in the care economy, supporting those who have given so much to our country. Needless to say, there is excellent potential to continue expanding our customer base and growing sales. Our outstanding relationship with the VA is only part of the market opportunity we can capture. The caregiving gap is a widening problem that can only be solved with technology.

Baby boomers are turning 65 at a rate of over 10,000 per day. By 2040, one in four Americans will be over the age of 65. So for independent living and aging, the market opportunity is projected to reach $17.26 billion by 2028. In addition to PERS devices, we have also established a footprint in the personal safety market. The Smart personal safety market opportunity is projected to reach $33.5 billion by 2030.

Why? Personal safety fears are at a three-decade high, 66% of adults avoid social outdoor activities due to the fear of personal crime. 53% of women are afraid to walk alone at night. When we began transforming this company three years ago, we reinvented our approach to the PERS and safety markets.

Since then, we’ve strengthened our staff and Board of Directors, expanded our product portfolio and filed many important new patents. Our IP portfolio now includes 23 total patents allowed and issued, 16 patents filed since May of 2021 -- 2024, with many that are focused on AI and ML.

Given our progress, I’m pleased to say that we are attracting the attention of many who are interested in our story. Our focus on operational excellence and sales growth will continue. We are committed to developing and implementing technology solutions that enhance everyone’s quality of life by utilizing leading-edge AI and machine learning tools.

Our dedication to building a Care Village with proprietary technology continues to drive us forward and towards creating innovative solutions for the care economy.

I’ll turn over the call to Mark to further comment on the financial results.

Mark Archer LogicMark Inc - Chief Financial Officer

Yeah. Thank you, Chia-Lin. The entire team shares your enthusiasm for our third quarter results. Third quarter revenue of $2.7 million reflects a 14% increase compared to the same quarter last year. Higher sales of both our legacy Guardian Alert 911 Plus product and the recently released Freedom Alert Mini monitored PERS device, drove the improved results.

In fact, sales of the FA mini improved from 191 units in the second quarter to over 1,100 units in the third quarter. Gross profit in the third quarter was 13 -- rose 13% to $1.8 million compared with $1.6 million in the same quarter last year. And gross margin was 67%, remaining constant for the last six quarters. The shift to higher-margin products this quarter offset cost pressures. Total operating expenses in the third quarter of 2024 were $3.4 million, which was virtually flat with the same period last year, and 6% lower than the second quarter of 2024.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

Lower spending in general and administrative expense offset higher depreciation expense. Adjusted EBITDA for the third quarter was a loss of $785,000, an improvement over the $1.1 million loss in the third quarter of 2023. Adjusted EBITDA includes the add back of noncash stock-based compensation charges. Net loss attributable to common shareholders for the third quarter was $1.6 million compared with a net loss of $1.5 million in the same quarter last year.

And on a fully diluted basis, the net loss per share was $0.20 compared with a net loss of $1.10 per share in the same period last year. As of September 30, our cash balance was $5.6 million. And this balance reflects the completion of a registered secondary offering in August that resulted in approximately $4.5 million in gross proceeds.

At this time, I’d like to open the call up for questions. Kathleen?

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) [M. Marin].

Marla Marin Zacks Investment Research Inc - Analyst

Thank you. Hi. So I have a couple of questions. I have a couple of questions. So the Freedom Alert Mini, it’s based on the numbers you just cited, it appears to be gaining traction in the third quarter. So can you give us a little bit more color on what you’re seeing there, what you’re thinking? And specifically, did you conduct some increased promotional activities for the new product?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Hello, Marla, how are you today? Thank you for the question. And I will answer and then pass it off to Mark as well to see if he has additional feedback as well. On our side, we -- the product was, we certainly have actually participated in additional marketing activities, but nothing that’s out of the ordinary. In a sense of, we have created a really fantastic product. In fact, one that probably has better and richer features than our competitors in, for example, the business government space.

And so we have been very, very active in going out and sharing the enhanced services of those products. And I think that’s what you’re seeing as a result of that. So we launched a product around mid second quarter of this past year -- actually beginning of second quarter. And so I think the improvement that you’re seeing is really about a lot of ground work that we’re doing and getting out there and sharing the message of the product and its enhanced services.

Marla Marin Zacks Investment Research Inc - Analyst

And when you say sharing the message with some of your partners, just in terms of when you’re meeting with some reps, I mean how are you positioning that so that you continue to see that traction accelerate?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Sure, absolutely. So we spend a lot of time now on the ground with our sales force. Speaking with all, just for example, government businesses divisions of the veterans administration. And so we’ve actually beefed up all of our marketing collaterals and the products that we send them as well, basically counting the features of the product, right? It is really a really brand-new product in the system, and it’s one that is unique and differentiated from those that our competitors are putting out in the market.

And so we’re spending a lot of time basically communicating via e-mail, in person, on calls actually really sharing with them how the product is differentiated in the pricing structure, that is, I think, very competitive.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

Also, we spent some time as a small business selling to the veterans administration in things like small business days, and also the different conventions that basically speak to the veterans directly as well. And so it really, I think, helps us when we do those conferences in the summer that we’ve attended to have the veterans walk in and say, look, we’ve heard about this amazing LogicMark product and that’s the unit that we want to have.

And so that’s really helped us both those businesses as well. Related to consumer side, I think that we are spending a little bit more time further enhancing our message in social media. We’re enhancing this message in our Amazon store. And so -- and that’s actually showing some level of initial traction as well.

Marla Marin Zacks Investment Research Inc - Analyst

Got it. Okay. So you just mentioned -- I have a follow-up on something you just said about the Amazon store. And I know that direct-to-consumer and online sales, that’s been a push for the company recently. Can you give us any color there in terms of what you’re seeing, if you’re satisfied with the way things are growing or it’s still too early to really say?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Well, I’m never going to be satisfied ever. My job is to bring more shareholder value via the e-commerce, every channel that we go through. So that said, I think it’s a little bit too early to tell for those folks who have actually had experience working as a seller on Amazon. It is not an easy platform to go on. They are difficult in terms of placements.

It’s difficult to -- we do shipping through and with them. And so there are always pluses and minuses of doing that. They certainly take a bite out of your margins as well. And so -- but it is one of the best methodologies to reach and channels to reach the end consumer.

And so we’re actively participating in all of the different programs that’s available to us on Amazon, transparency program is to make sure that people are buying brands directly from us and not a used version of the product that may not have warranty on it.

We are very focused on actually having -- doing Amazon shipping and all of those things that help us basically get the products handed to the customer as quickly and as easily as possible through the Amazon channels.

And so we’re very excited about the work that we’re doing there. But as anyone who’s ever worked in Amazon, it takes a toll and it’s a lot of work. And so we’re clearly working through all of the different layers and challenges that is often to work with Amazon to get to our customer. And I think we’re slowly succeeding there, so.

Marla Marin Zacks Investment Research Inc - Analyst

Okay. And then switching gears a little bit. So you mentioned in the prepared remarks your patent position, and it’s been growing. So given the IP portfolio that you have, how are you feeling about potentially -- down the road, obviously, the time line would be subject to what’s going on with other things you’re working on. But how are you thinking right now about potentially down the road, possibly licensing some of the technology to third parties?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Yes, I think that’s a really great question. We’ve been saying that since I joined the company that we’re interested in being more than just a hardware company. I’m very proud that along with Mark and my executive team and everybody at LogicMark, actually been working and steadfastly working on ensuring that our margins are high for hardware company. But as we all know, shareholders are also very interested in ensuring that we have software margins that they’re typically seeing out in the technology industry.

And so very soon, you’ll actually see the launch of the -- one of the first launches of a very highly visible ecosystem product that we’re working on. And so I think that with the portfolio that we have, we certainly see a lot of promise. We entered this company with a very strong focus on actually building an IP portfolio strategy.

Oftentimes when people approach doing technology companies, you’re trying to build new products and you happen to just basically file the patents that is coinciding with the work that you’re doing, which I think is very fruitful certainly, but it’s not strategic.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

And so what we’ve done here is we’ve built this great technology that we’re implementing, but we’ve also basically put some very strategic structures around the IP portfolio so that we actually have the right products from an IP perspective that would make it very -- more likely for people to want to license from us because if they don’t stumble upon one of our IPs or CIPs and so forth.

And so we’ve been very thoughtful versus randomly shooting about building that portfolio. And most importantly, I think there’s a lot of talk about AI and Gen AI and all of those things, which is very exciting. And we’re an applied AI company.

And so we’re very excited about the AI work and the machine learning work that we’re doing here because ultimately, the application of AI into the health and personal safety is where we all want to see applications, right? It’s always fun to see AI applied to photos and like text and all that kind of stuff.

That’s really fun. But wouldn’t it be better, if we all saw AI apply to the caring of our loved ones, right? And so we’re very excited by the work that we’re doing.

Marla Marin Zacks Investment Research Inc - Analyst

Okay, great. Thank you. And last question from me. Aster. It represents a new demographic target market for you, a different way of getting your technology out there.

Are you getting any meaningful feedback yet? Or is it still too early since product launch or since launching Aster?

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

I tend to think that it’s always a little bit too early. It really takes time to make sure that everything is well adjusted for product market fit. As much as I’m one of many sandwich generation people out there, and I’m a woman who’s probably afraid to walk at night, one of the 53% of women who may be a little bit afraid to walk at night by myself, I don’t think that I’m my only customer.

And so we’ve really spent a lot of time talking to focus groups and doing the initial testing of the product, and we’re making adjustments to the product as well as we’re moving forward. This is the beauty in many ways of where the company is directionally today, right?

We actually have a very interesting new product that is actually a hardware and software package. And so it gives us opportunity to provide and refresh and enhance as we hear back from customers in a way that if you were actually building a hardware-only company, that feedback loop is just a bit of a longer cycle to adapt to.

And so you see us basically get feedback constantly from the marketplace and constantly enhancing the product. And so again, a little bit too early, but you’ll see us actually also take on a lot of really cool new activities to market the product in Q4 as well, so.

Marla Marin Zacks Investment Research Inc - Analyst

Okay. Thank you so much.

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

No. Thank you. Appreciate your questions.

Operator

(Operator Instructions) There are no further questions at this time. I will turn the call back over to Chia-Lin Simmons for the closing remarks.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

Chia-Lin Simmons LogicMark Inc - Chief Executive Officer, Director

Thank you, Kathleen. And thank you, everyone, for attending this call. In closing, I’d like to thank everybody for joining the call as well as for the continued support from our Board, employees, and investors. We will continue to make significant strides in the personal safety and care technology landscape.

As we approach the holidays, I’d also like to wish everyone a joyous season of Thanksgiving and celebration. And be sure to check our LogicMark.com website for some holiday gift ideas for your loved ones. Thank you.

Operator

Ladies and gentlemen, that concludes today’s call. Thank you all for joining. You may now disconnect.

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November 12, 2024 / 9:30PM UTC, Q3 2024 LogicMark Inc Earnings Call

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